For period ending February 28, 2001


File number 811-4040
	Exhibit		77C

At a Special Meeting of Shareholders
convened on February 1, 2001, the
shareholders of the Registrant approved
an Agreement and Plan of
Reorganization and Termination
providing for its reorganization into
PACE Large Company Value Equity
Investments, a series of PaineWebber
PACE Select Advisers Trust.  The
Registrants shares were voted as
follows with respect to the transaction
1,532,691.156 shares were voted "for",
23,931.354 shares were voted
"against"; and  79,594.873 shares were
voted "abstain".  The transaction was
consummated on February 23, 2001.
Further information regarding the
circumstances and details of the
transaction is incorporated herein in
response to this sub-item by reference
to the definitive Combined Proxy
Statement and Prospectus of the
PaineWebber Tax-Managed Equity
Fund (a series of PaineWebber
Managed Investments Trust) and PACE
Large Company Value Equity
Investments (a series of PaineWebber
PACE Select Advisors Trust) dated
December 29, 2000, filed with the SEC
on December 7, 2000 (Accession
Number 0000912057-00-052630; SEC
File No. 2-91362.)